                                                                    EXHIBIT 10.6

                          LOAN AND SECURITY AGREEMENT

                                 by and among

                  CONGRESS FINANCIAL CORPORATION  (SOUTHERN)
                                   as Lender

                                      and

                              TRANSIT GROUP, INC.,
                       TRANSIT GROUP TRANSPORTATION, LLC
                      CARROLL FULMER & COMPANY, INC., and
                           LAND TRANSPORTATION, LLC,
                                    as Borrowers

                             Dated: April 19, 2001

                               TABLE OF CONTENTS
                               -----------------

                                                                                    Page

SECTION 1.   DEFINITIONS................................................             -1-

SECTION 2.   CREDIT FACILITIES..........................................            -17-
        2.1  Revolving Loans............................................            -17-
        2.2  Letter of Credit Accommodations............................            -18-
        2.3  Borrower Agent.............................................            -20-

SECTION 3.   INTEREST AND FEES..........................................            -20-
        3.1  Interest                                                               -20-
        3.2  Closing Fee................................................            -21-
        3.3  Servicing Fee..............................................            -21-
        3.4  Increased Line Fee.........................................            -21-
        3.5  Maximum Interest...........................................            -21-
        3.6  Nature and Extent of Each Borrower's Liability.............            -23-

SECTION 4.   CONDITIONS PRECEDENT.......................................            -25-
        4.1  Conditions Precedent to Initial Loans and Letter of Credit
              Accommodations............................................            -25-
        4.2  Conditions Precedent to All Loans and Letter of Credit
              Accommodations............................................            -27-

SECTION 5.   SECURITY INTEREST..........................................            -27-

SECTION 6.   COLLECTION AND ADMINISTRATION..............................            -28-
        6.1  Borrowers' Loan Account....................................            -28-
        6.2  Statements.................................................            -28-
        6.3  Collection of Accounts.....................................            -28-
        6.4  Payments...................................................            -29-
        6.5  Authorization to Make Loans................................            -30-
        6.6  Use of Proceeds............................................            -30-

SECTION 7.   COLLATERAL REPORTING AND COVENANTS.........................            -30-
        7.1  Collateral Reporting.......................................            -30-
        7.2  Accounts Covenants.........................................            -31-
        7.3  Equipment and Real Property Covenants......................            -32-
        7.4  Power of Attorney..........................................            -32-
        7.5  Right to Cure..............................................            -33-
        7.6  Access to Premises.........................................            -33-

SECTION 8.   REPRESENTATIONS AND WARRANTIES.............................            -33-
        8.1  Corporate Existence, Power and Authority; Subsidiaries.....            -34-
        8.2  Financial Statements; No Material Adverse Change...........            -34-
        8.3  Chief Executive Office; Collateral Locations...............            -34-
        8.4  Priority of Liens; Title to Properties.....................            -34-
        8.5  Tax Returns................................................            -34-
        8.6  Litigation.................................................            -35-
        8.7  Compliance with Other Agreements and Applicable Laws.......            -35-

                                      (i)


        8.8   Environmental Matters......................................           -35-
        8.9   Employee Benefits..........................................           -35-
        8.10  Bank Accounts..............................................           -36-
        8.11  Intellectual Property......................................           -36-
        8.12  Capitalization.............................................           -37-
        8.13  Labor Disputes.............................................           -37-
        8.14  Corporate Name; Prior Transactions.........................           -37-
        8.15  Restrictions on Subsidiaries...............................           -37-
        8.16  Material Contracts.........................................           -37-
        8.17  Payable Practices..........................................           -37-
        8.18  Accuracy and Completeness of Information...................           -37-
        8.19  Brokerage Receivables......................................           -38-
        8.20  Survival of Warranties; Cumulative.........................           -38-

SECTION 9.    AFFIRMATIVE AND NEGATIVE COVENANTS.........................            -38-
        9.1   Maintenance of Existence...................................            -38-
        9.2   New Collateral Locations...................................            -38-
        9.3   Compliance with Laws, Regulations, Etc.....................            -38-
        9.4   Payment of Taxes and Claims................................            -39-
        9.5   Insurance..................................................            -40-
        9.6   Financial Statements and Other Information.................            -40-
        9.7   Sale of Assets, Consolidation, Merger, Dissolution, Etc....            -41-
        9.8   Encumbrances...............................................            -42-
        9.9   Indebtedness...............................................            -42-
        9.10  Loans, Investments, Guarantees, Etc........................            -44-
        9.11  Dividends and Redemptions..................................            -45-
        9.12  Transactions with Affiliates...............................            -45-
        9.13  Additional Bank Accounts...................................            -45-
        9.14  Compliance with ERISA......................................            -46-
        9.15  End of Fiscal Years: Fiscal Quarters.......................            -46-
        9.16  Change in Business.........................................            -46-
        9.17  Limitation of Restrictions Affecting Subsidiaries..........            -46-
        9.18  Tangible Net Worth.........................................            -46-
        9.19  License Agreements.........................................            -47-
        9.20  After Acquired Real Property...............................            -48-
        9.21  Costs and Expenses.........................................            -48-
        9.22  Further Assurances.........................................            -49-
        9.23  Capital Expenditures.......................................            -49-
        9.24  Payment of Existing Indebtedness...........................            -49-
        9.25  Excess Availability........................................            -49-
        9.26  Brokerage Fees.............................................            -49-
        9.27  Consultant.................................................            -49-
        9.28  License Tag Reserves.......................................            -49-


SECTION 10.   EVENTS OF DEFAULT AND REMEDIES.............................            -50-
        10.1  Events of Default..........................................            -50-
        10.2  Remedies...................................................            -52-

                                     (ii)


 SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING
                LAW.......................................................            -53-
         11.1  Governing Law; Choice of Forum; Service of Process; Jury
                Trial Waiver..............................................            -53-
         11.2  Waiver of Notices..........................................            -54-
         11.3  Amendments and Waivers.....................................            -54-
         11.4  Waiver of Counterclaims....................................            -55-
         11.5  Indemnification............................................            -55-

 SECTION 12.   TERM OF AGREEMENT; MISCELLANEOUS...........................            -55-
         12.1  Term.......................................................            -55-
         12.2  Interpretative Provisions..................................            -56-
         12.3  Notices                                                                -57-
         12.4  Partial Invalidity.........................................            -58-
         12.5  Successors.................................................            -58-
         12.6  Counterparts, Etc..........................................            -58-
         12.7  Entire Agreement...........................................            -58-

                                     (iii)

                                   INDEX TO
                            EXHIBITS AND SCHEDULES
                            ----------------------


          Exhibit A          Information Certificates

          Exhibit B          Compliance Certificate

          Schedule 1         Permitted Holders

          Schedule 4.1(d)    Equipment Leases

          Schedule 8.4       Existing Liens

          Schedule 8.8       Environmental Matters

          Schedule 8.10      Bank Accounts

          Schedule 8.11      Licensed Intellectual Property

          Schedule 8.13      Labor Matters

          Schedule 8.16      Material Contacts

          Schedule 9.9       Existing Indebtedness

          Schedule 9.10      Existing Loans, Advances and Guarantees


                                      (iv)

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


    THIS LOAN AND SECURITY AGREEMENT is made on April 19, 2001, by and among CONGRESS FINANCIAL CORPORATION (SOUTHERN), a Georgia corporation ("Lender"), and TRANSIT GROUP, INC., a Florida corporation ("Transit Group"), TRANSIT GROUP TRANSPORTATION, LLC, a Delaware limited liability company ("Transportation"), CARROLL FULMER & COMPANY, INC., a Florida corporation ("Carroll"), and LAND TRANSPORTATION, LLC, a Delaware limited liability company ("Land"; Transit Group, Transportation, Carroll and Land are collectively referred to herein as "Borrowers" and individually as a "Borrower").

                                   Recitals:
                                   --------

    Each Borrower has requested that Lender make available a revolving credit facility and letter of credit facility to Borrowers, which shall be used by Borrowers to finance their mutual and collective enterprise of providing trucking services including dry van and refrigerated hauling, freight brokering and warehousing. In order to utilize the financial powers of each Borrower in the most efficient and economical manner, and in order to facilitate the financing of each Borrower's needs, Lender will, at the request of any Borrower, make loans to all Borrowers under the revolving credit facility and letter of credit facility on a combined basis and in accordance with the provisions hereinafter set forth. Borrowers' business is a mutual and collective enterprise, and Borrowers believe that the consolidation of all loans and other financial accommodations under this Agreement will enhance the aggregate borrowing power of each Borrower and ease the administration of their loan relationship with Lender, all to the mutual advantage of Borrowers. Lender=s willingness to extend credit to Borrowers and to administer each Borrower's collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers' request in furtherance of Borrowers' mutual and collective enterprise.

    Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS
           -----------

    "Accommodation Payment" shall have the meaning set forth in Section 3.6(d) of this Agreement.

    "Accounts" shall have the meaning ascribed to "account" in the UCC and shall include any and all present and future rights of a Borrower to payment for goods sold or leased or for services rendered, whether or not evidenced by instruments or chattel paper, and whether or not earned by performance.

    "Affiliate" shall mean, with respect to a specified Person, any other
Person: (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; (b) which beneficially owns or holds ten percent (10%) or more of any class of the Voting Stock of such specified Person; or (c) ten percent (10%) or more of the Voting Stock of which is beneficially owned or held by such specified Person or a Subsidiary of such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

    "Allocable Percentage" shall have the meaning set forth in Section 3.6(d) of this Agreement.

    "Applicable Margin" shall mean, (a) at any time prior to October 19, 2001, one percent (1.00%), and, (b) effective on and after October 19, 2001, a percentage equal to the percentage shown below for the corresponding level of Excess Availability on any date of determination:

  ----------------------------------------------------------------------------
  | Excess Availability:                                |  Applicable Margin |
  |-----------------------------------------------------|--------------------|
  | Equal to or less than $9,000,000                    |         1.00%      |
  |-----------------------------------------------------|--------------------|
  | Greater than $9,000,0000, but less than $16,000,000 |         0.75%      |
  |-----------------------------------------------------|--------------------|
  | Equal to or greater than $16,000,000                |         0.50%      |
  ----------------------------------------------------------------------------

provided, however, that on or after October 19, 2001, the percentages set forth
--------  -------
above which are less than 1.00% shall be applicable to Revolving Loans from time to time, if (i) no Default or Event of Default exists at such time, and (ii) if the Excess Availability has not been less than the level indicated during the immediately preceding three-month period for more than three (3) consecutive Business Days or six (6) total Business Days during such prior three month period. If conditions (i) and (ii) are not satisfied, the Applicable Margin shall be 1.00%. Any change in the Applicable Margin shall become effective on the first day of the immediately following month.

    "Average Availability" shall mean Excess Availability during the period in question divided by the number of days in such period.

    "Bankruptcy Code" shall mean Title 11 of the United States Code.

    "Blocked Accounts" shall have the meaning set forth in Section 6.3 of this Agreement.

    "Borrower Agent" shall mean Transit Group.

    "Borrowing Base" shall mean, at any time, the amount equal to:  (a) the
lesser of:   (i) eighty-five percent (85%) of the Net Amount of Eligible
Accounts, or (ii) the aggregate amount of cash collections for the immediately preceding 60-day period, less (b) any Reserves.
                         ----

    "Brokerage Contract" shall mean a contract that has been executed by a Borrower and a licensed carrier, in form and substance satisfactory to Lender in all respects.

    "Brokerage Receivables" shall mean Receivables owing to a Borrower by a customer of such Borrower that arises from the delivery of goods by a licensed carrier pursuant to a Brokerage Contract.

    "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, the State of Georgia or the State of North Carolina, and a day on which the Reference Bank and Lender are open for the transaction of business.

    "Business Interruption Insurance Assignments" shall mean the Collateral Assignments of Business Interruption Insurance to be executed by each Borrower on the date hereof in favor of Lender, as security for the payment of the Obligations.

    "Capital Expenditures" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Leases.

    "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any Property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

    "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

    "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United
                         --------  ----
States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of a Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the
             --------  ----
guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

    "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of a Borrower to any Person or group (as such term is used in Section 13(d)(3) of the Exchange
Act); (b) the liquidation or dissolution of a Borrower or the adoption of a plan by the stockholders of a Borrower relating to the dissolution or liquidation of a Borrower; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted
Holders, of beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the voting power of the total outstanding Voting Stock of a Borrower or the Board of Directors of a Borrower.

    "Closing Date" shall mean the date on which all of the conditions precedent in Section 4 of this Agreement are satisfied (or waived by Lender in its sole and absolute discretion) and the initial Revolving Loans are made under this Agreement.

    "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

    "Collateral" shall have the meaning set forth in Section 5 of this Agreement.

    "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to a Borrower, or any other Person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other Person, inter alia, acknowledges the first
                                              ----- ----
priority security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other Person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other Person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and in the case of any Person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such bills of lading or other documents as bailee for Lender and to follow all instructions of Lender with respect thereto.

    "Consolidated EBITDA" shall mean, for any fiscal period of Borrowers and their Subsidiaries, Borrowers' and such Subsidiaries' (i) income (or loss) before interest and taxes plus, (ii) to the extent deducted in determining such
                          ----
income (or loss), depreciation, amortization and other similar non-cash charges,

minus (iii) to the extent recognized in determining such income (or loss),
-----
extraordinary gains (or losses).

    "Consolidated EBITDAR" shall mean, for any period for Borrowers and their Subsidiaries, the sum of (i) Consolidated EBITDA, plus (ii) lease and rent expense, in each case determined in accordance with GAAP.

    "Contributing Borrower" shall have the meaning set forth in Section 3.6(d) of this Agreement.

    "Default" shall mean an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

    "Deposit Accounts" shall mean all of a Person's demand, time, savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by such Person with any bank, savings and loan association, credit union or other depository institution.

    "Deposit Account Assignments" shall mean the Collateral Assignments of Deposit Accounts to be executed by each Borrower on or before the Closing Date in favor of Lender, as security for the Obligations.

    "Eligible Accounts" shall mean Accounts created by a Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

        (a) such Accounts arise from the actual and bona fide sale and delivery
                                                    ---- ----
of goods by a Borrower (or constitute Eligible Brokerage Receivables) or rendition of services by a Borrower in the ordinary course of business of such Borrower which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

        (b) such Accounts are not unpaid more than sixty (60) days after the original due date thereof or more than ninety (90) days after the date of the original invoice for them;

        (c) such Accounts comply with the terms and conditions contained in
Section 7.2(c) of this Agreement and do not constitute Unbilled Amounts;

        (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

        (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided,
                                                                    --------
that, at any time promptly upon Lender's request, each Borrower shall execute
----
and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests of Lender in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Lender's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either:

        (1) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer has acknowledged in writing to Lender the assignment of the proceeds of such letter of credit to Lender, or such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

        (2) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

        (f) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by a Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

        (g) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

        (h) such Accounts are subject to the first priority, valid and perfected Lien and security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any Liens (including any carrier lien) except those permitted in this Agreement;

        (i) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower (other than T. Wayne Davis who is the chairman of Winn-Dixie and General Electric Capital Corporation which is a preferred stockholder of Transit Group);

        (j) the account debtor with respect to such Accounts is not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940 or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

        (k) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

        (l) such Accounts are not evidenced by or arising under any instrument or chattel paper;

        (m) such Accounts of a single account debtor or its Affiliates do not constitute more than ten percent (10%) of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

        (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than sixty (60) days after the original due date thereof or more than ninety (90) days after the original invoice date for them which constitute more than fifty percent (50%) or more of the total Accounts owing by such account debtor to Borrowers as ineligible hereunder;

        (o) the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit a Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

        (p) such Accounts are owed by account debtors whose total Indebtedness to a Borrower does not exceed the credit limit with respect to such account debtors as determined by Lender from time to time (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts);

        (q) such Accounts are owed by account debtors that are Solvent; and

        (r) such Accounts are owed by account debtors deemed creditworthy at all times by each Borrower consistent with its current practice and who are reasonably acceptable to Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from a Borrower, which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Lender. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

    "Eligible Brokerage Receivables" shall mean Brokerage Receivables that satisfy all of the criteria contained in the definition of "Eligible Account".

    "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between a Borrower and any Governmental Authority, relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

    "Equipment" shall mean all of a Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and Property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

    "Equipment Lessors" shall mean those Persons listed on Schedule 4.1(d) attached hereto, which have leased equipment to a Borrower on or prior to the Closing Date.

    "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

    "ERISA Affiliate" shall mean any Person required to be aggregated with a Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

    "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which a Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which a Borrower or any of its Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by the a Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan or Multiemployer Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate; and (j) any other event or condition with respect to a Plan or Multiemployer Plan or any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of a Borrower.

    "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

    "Excess" shall have the meaning set forth in Section 3.5(c) of this Agreement.

    "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to the Borrowing Base on such date minus the sum
                                                                 -----
of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrowers which are more than sixty (60) days past due as of such time, plus (iii) the amount of checks issued by a Borrower to pay trade payables and other obligations which are more than sixty (60) days past due as of such time, but not yet sent and (iv) the book overdraft of Borrowers.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

    "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any or all Borrowers or any other Obligor in connection with this Agreement, including the Security Documents and the Intercreditor Agreement.

    "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.18 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Lender prior to the date hereof.

    "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

    "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

    "Increased Line Fee" shall have the meaning ascribed to such term in Section
3.4 of this Agreement.

    "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any Property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time.

    "Information Certificates" shall mean the Information Certificates of Borrowers constituting Exhibit A attached hereto containing material information
                       ---------
with respect to Borrowers, their businesses and assets provided by or on behalf of Borrowers to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

    "Intangibles" shall mean the value of patents, trademarks, tradenames, copyrights, licenses, goodwill, and other intangible assets, in determined accordance with GAAP.

    "Intellectual Property" shall mean a Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

    "Intercreditor Agreement" shall mean the Intercreditor Agreement to be entered into on the Closing Date among Lender and Term Lenders, pursuant to which the parties thereto shall set forth the priority of their respective Liens in the Collateral.

    "Interest" shall have the meaning set forth in Section 3.5(a) of this Agreement.

    "Interest Rate" shall mean a rate equal to the Prime Rate plus the
                                                              ----
Applicable Margin; and, provided, that, notwithstanding anything to the contrary
                        --------  ----
contained herein, the Interest Rate shall mean the rate of two (2%) percent per annum in excess of the interest rate otherwise in effect at such time, at Lender's option, without notice, (a) either (i) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (ii) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Lender and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to a Borrower under Section 2 (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

    "Inventory" shall have the meaning ascribed to "inventory" in the UCC and shall include all of a Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

    "Investment Property" shall have the meaning ascribed to "investment property" in the UCC.

    "Letter of Credit Accommodations" shall mean, collectively, the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of a Borrower or any other Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by a Borrower of its obligations to such issuer; sometimes being referred to herein individually as "Letter of Credit Accommodation".

    "Letter of Credit Rights" shall mean a right of a Borrower to payment or performance under a letter of credit (whether the letter of credit is written or electronic), whether or not such Borrower has demanded or is at the time entitled to demand payment or performance.

    "License Agreements" shall have the meaning set forth in Section 8.11 hereof.

    "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Real Property. For the purpose of this Agreement, a Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

    "Material Adverse Effect" shall mean the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, Properties or financial condition of any Borrower; (ii) has a material adverse effect upon the business, operations, Properties or financial condition of Obligors, taken as a whole; (iii) has or could be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement, or any of the other Financing Agreements; (iv) has any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Lender with respect to the Collateral or the priority of any such Liens; (v) materially impairs the ability of Obligors as a group to perform its obligations under this Agreement, or any of the other Financing Agreements, including repayment of any of the Obligations when due; or (vi) materially impairs the ability of Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Financing Agreements and applicable law.

    "Material Contract" shall mean (a) any written contract or other written agreement (other than the Financing Agreements), written or oral, of a Borrower involving monetary liability of or to any Person in an amount in excess of $1,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which a Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

    "Maximum Credit" shall mean the amount of $50,000,000 on and after the date that the Maximum Credit Conditions are satisfied, otherwise "Maximum Credit" shall mean $30,000,000.

    "Maximum Credit Conditions" shall mean, on any date, each of the following conditions, the satisfaction of each of which shall be required, as determined by Lender in its sole and absolute discretion, before the Maximum Credit and Revolving Loan Limit shall be increased from $30,000,000 to $50,000,000:

    (i) No Default or Event of Default exists at such time or would result therefrom;

    (ii) The outstanding principal amount of Revolving Loans on such date, after giving effect to any further Revolving Loans after such date, would exceed $30,000,000;

    (iii) Borrowers achieve Consolidated EBITDAR of at least the amount shown below for the applicable period corresponding thereto, as determined by Lender based upon the most recent financial statements of Borrowers delivered to Lender in accordance with the terms of Section 9.6(a) hereof for the immediately preceding month:

                        Period                              Amount
                        ------                            -----------

               July 1, 2001 through August 31, 2001       $ 7,034,000
               July 1, 2001 through September 30, 2001    $ 9,700,000
               July 1, 2001 through October 31, 2001      $13,423,000
               July 1, 2001 through November 30, 2001     $16,613,000
               July 1, 2001 through December 31, 2001     $19,466,000
               July 1, 2001 through January 30, 2002      $23,186,000
               July 1, 2001 through February 28, 2002     $26,467,000
               July 1, 2001 through March 30, 2002        $30,344,000
               July 1, 2001 through April 30, 2002        $34,379,000
               July 1, 2001 through May 31, 2002          $38,438,000

          Thereafter, Consolidated EBITDAR shall be tested as the last day of each month, based upon the immediately preceding twelve (12) month period:

                  June 2002                               $41,984,000
                  July 2002                               $42,701,000
                  August 2002                             $42,854,000
                  September 2002                          $43,536,000
                  October 2002                            $43,994,000
                  November 2002                           $44,110,000
                  December 2002                           $45,420,000
                  January 2003                            $45,761,000
                  February 2003                           $46,029,000
                  March 2003                              $46,276,000
                  April 2003                              $46,542,000
                  May 2003                                $46,805,000
                  June 2003                               $47,358,000

    (iv) Excess Availability (without taking into account any Reserves) is not less than the amount set forth below for the applicable period corresponding thereto, tested as of the last day of such month:


                        Period                              Amount
                        ------                            -----------

                  July 2001                               $15,043,000
                  August 2001                             $16,836,000
                  September 2001                          $17,208,000
                  October 2001                            $17,077,000
                  November 2001                           $17,283,000
                  December 2001                           $17,160,000
                  January 2002                            $19,382,000
                  February 2002                           $19,990,000
                  March 2002                              $19,403,000
                  April 2002                              $20,577,000
                  May 2002                                $20,639,000
                  June 2002                               $18,156,000
                  July 2002                               $19,829,000
                  August 2002                             $20,163,000

                  September 2002                          $19,766,000
                  October 2002                            $21,294,000
                  November 2002                           $20,456,000
                  December 2002                           $21,498,000
                  January 2003                            $21,498,000
                  February 2003                           $22,104,000
                  March 2003                              $21,418,000
                  April 2003                              $22,953,000
                  May 2003                                $23,194,000
                  June 2003                               $21,071,000

    (v) Borrowers pay the Increased Line Fee to Lender, in immediately available funds, on such date.

    "Maximum Rate" shall mean the maximum non-usurious rate of interest under applicable Federal or State law as in effect from time to time, that may be contracted for, taken, reserved, charged or received in respect of the Indebtedness of Borrowers to Lender, or, to the extent that at any time such applicable law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate that applicable law may allow. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may
be).

    "Mortgages" shall mean any and all deeds to secure debt, mortgages, deeds of trust or other documents now or hereafter executed by any Obligor in favor of Lender with respect to the Real Property, as security for the Obligations.

    "Multiemployer Plan" shall mean a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by a Borrower or any ERISA Affiliate.

    "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

    "Obligations" shall mean any and all Revolving Loans, Letter of Credit Accommodations and all other obligations, liabilities and Indebtedness of every kind, nature and description owing by any Borrower or any other Obligor to Lender and/or its Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower or any other Obligor under the Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

    "Obligors" shall mean a Borrower, guarantor or other Person who is liable on or with respect to any of the Obligations or who is the owner of any Property which is security for the Obligations.

    "Patent Security Agreement" shall mean a Patent Security Agreement to be executed by Transit Group in favor of Lender on or about the Closing Date and by which Transit Group shall assign to Lender, as security for the Obligations, all of Transit Group's right, title and interest in and to all of its patents and patent applications.

    "Payment Account" shall have the meaning set forth in Section 6.3 of this Agreement.

    "Permitted Holders" shall mean the persons listed on Schedule 1 hereto and their respective successors and assigns.

    "Permitted Liens" shall mean those Liens permitted by Section 9.8 of this Agreement.

    "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

    "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which a Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

    "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, from time to time, as its prime rate, whether or not such announced rate is the best rate available at such bank.

    "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

    "Real Property" shall mean all now owned and hereafter acquired real property of a Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

    "Receivables" shall mean: (a) all Accounts; (b) all amounts at any time payable to a Borrower in respect of the sale or other disposition by a Borrower of any Account or other obligation for the payment of money; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to a Borrower or otherwise in favor of or delivered to a Borrower in connection with any Account; (e) Unbilled Amounts; or (f) all other contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to a Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by a Borrower or to or for the benefit of any third Person (including loans or advances to any Affiliates or Subsidiaries of a Borrower) or otherwise associated with any Accounts, Inventory or general intangibles of a Borrower (including choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to a Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to a Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which a Borrower is beneficiary).

    "Records" shall mean all of a Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of a Borrower with respect to the foregoing maintained with or by any other).

    "Reference Bank" shall mean First Union National Bank, or such other bank as Lender may from time to time designate.

    "Renewal Date" shall the meaning set forth in Section 12.1 hereof.

    "Reserves" shall mean as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to a Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other Property which is security for the Obligations or its value, (ii) the assets, business or prospects of a Borrower or any other Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of a Borrower or any other Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or
(d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. To the extent Lender may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts so as to address any circumstances, condition, event or contingency in a manner satisfactory to Lender, Lender shall not establish a Reserve for the same purpose. The amount of any Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Lender in good faith.

    "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrowers on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 of this Agreement.

    "Revolving Loan Limit" shall mean $50,000,000 on and after the date that the Maximum Credit Conditions are satisfied, otherwise, "Revolving Loan Limit" shall mean $30,000,000.

    "Security Documents" shall mean the Business Interruption Insurance Assignments, the Deposit Account Assignments, the Patent Security Agreement, the Stock Pledge Agreements and any and all other documents, instruments or agreements that now or hereafter secure all or any part of the Obligations.

    "Senior Officer" shall mean any member of the board of directors, the president, executive vice-president or the chief financial officer of, or in-house legal counsel to, an Obligor.

    "Solvent" shall mean, as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's debts (including contingent debts), (ii) is able to pay all of its debts as such debts mature, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, and (iv) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code.

    "Stock Pledge Agreements" shall mean the Stock Pledge Agreements to be executed by Transit Group and Transportation on or about the Closing Date and by which such Borrower shall pledge to Lender, as security for the Obligations, all of such Borrower's Voting Stock in the other Borrowers and Obligors.

    "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

    "Tangible Net Worth" shall mean as to any Person, at any time, in accordance with GAAP, on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a)(i) the aggregate net book value of all assets of such Person and its Subsidiaries, minus (ii) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals) and (b) Intangibles.

    "Term Lender Loan Agreement" shall mean the Amended and Restated Credit Agreement dated April 19, 2001, among Transit Group, Term Lenders and Bank One, NA.

    "Term Lender Debt" shall mean all Indebtedness owing by Borrowers to Term Lenders pursuant to the Term Lender Documents.

    "Term Lender Documents" shall mean, collectively, the Term Lender Loan Agreement and any and all other documents and agreements executed pursuant thereto or in connection therewith.

    "Term Lenders" shall mean each of Bank One, NA, AmSouth Bank, Compass Bank, Bank of America, National Bank of Canada, Branch Banking & Trust Company and Union Bank of California and the successors and permitted assigns of each.

    "UCC" shall mean the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Georgia or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

    "Unbilled Amount" shall mean an amount owing by an account debtor to a Borrower arising from a sale of goods or rendition of services by such Borrower but which amount has not yet been billed by such Borrower.

    "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

SECTION 2. CREDIT FACILITIES
           -----------------

    2.1  Revolving Loans.
         ---------------

        (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrowers from time to time in amounts requested by Borrowers up to the amount equal to the lesser of: (i) the Borrowing Base or (ii) the Revolving Loan Limit.

        (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower Agent, reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that: (i) the dilution with respect to the Accounts for any period (based on the ratio of (A) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (B) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (ii) the general creditworthiness of account debtors has declined. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Lender in good faith. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts or in establishing Reserves.

        (c) Except in Lender's discretion, (i) the aggregate amount of the Revolving Loans outstanding at any time shall not exceed the Revolving Loan Limit and (ii) the aggregate amount of the Revolving Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Revolving Loans, or the aggregate amount of the outstanding Revolving Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the Revolving Loan Limit, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(e) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

    2.2  Letter of Credit Accommodations.
         -------------------------------

        (a) Subject to and upon the terms and conditions contained herein, at the request of any Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrowers containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrowers pursuant to this Section 2.

        (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall jointly and severally pay to Lender a letter of credit fee at a rate equal to two percent (2%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrowers shall jointly and severally pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to four percent (4%) per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrowers) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fees shall survive the termination or non-renewal of this Agreement.

        (c) A Borrower shall give Lender two (2) Business Days' prior written notice of such Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. Such Borrower shall attach to such notice the proposed form of the Letter of Credit Accommodation.

        (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Lender: (i) a Borrower shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application in form and substance satisfactory to such proposed issuer and Lender for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Lender and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than an amount equal to one hundred (100%) percent of the face amount of the Letter of Credit Accommodation and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the amount of one hundred percent (100%) of the face amount of such Letter of Credit Accommodation ("LC Reserve").

        (e) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $5,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations and if cash collateral is provided to Lender, Lender will release the LC Reserve, if any, in such amount equal to the cash collateral but Lender shall have no obligation to make any Loans as long as such Event of Default exists.

        (f) Borrowers shall jointly and severally indemnify, defend and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrowers assume all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrowers' agent. Borrowers assume all risks for, and agree to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrowers hereby release and hold Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrowers, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or willful misconduct of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

        (g) Each Borrower hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name such Borrower as the account party therein and to deliver to Lender all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant Borrowers any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrowers. Lender shall have the sole and exclusive right and authority to, and Borrowers shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrowers' names.

        (h) Any rights, remedies, duties or obligations granted or undertaken by Borrowers to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrowers to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers to Lender and to apply in all respects to Borrowers.

    2.3  Borrower Agent.  Each Borrower hereby irrevocably appoints Transit
         --------------
Group, and Transit Group agrees to act under this Agreement, as the agent and representative of itself and each other Borrower for all purposes under this Agreement, including receiving account statements and other notices and communications to Borrowers (or any of them) from Lender. Lender may rely, and shall be fully protected in relying, on any disbursement instructions, reports, information or any other notice or communication made or given by Transit Group, whether in its own name, on behalf of any Borrower or on behalf of "the Borrowers," and Lender shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such request, instruction, report, information, notice or communication, nor shall the joint and several character of Borrowers' liability for any of the Revolving Loans or other Obligations be affected, provided that the provisions of this Section 2.3 shall not be construed so as to preclude any Borrower from directly requesting Revolving Loans or taking other actions permitted to be taken by "a Borrower" hereunder. Lender intends to maintain a single loan account in the name of "Transit Group" hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of such Borrower's liability for the Revolving Loans and other Obligations.

SECTION 3. INTEREST AND FEES
           -----------------

    3.1  Interest.
         --------

        (a) Borrowers shall jointly and severally pay to Lender interest on the outstanding principal amount of the Revolving Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

        (b) Interest shall jointly and severally be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. Each Borrower acknowledges and understands that the calculation of interest on the basis of the actual days elapsed over the period of a 360-day year as opposed to a year of three hundred sixty-five (365) (or three hundred sixty-six (366)) days results in a higher effective rate of interest under this Agreement. In no event shall charges constituting interest payable by Borrowers to Lender exceed the Maximum Rate and if any part or provision of this Agreement is in contravention of the Maximum Rate, such part or provision shall be deemed amended to conform thereto. On the date hereof, the Prime Rate is seven and one-half percent (7.50%) and therefore the rate of interest in effect hereunder for Revolving Loans outstanding on the date of this Agreement, expressed in simple interest terms, is eight and one-half percent (8.50%) per annum.

    3.2  Closing Fee.  Borrowers shall pay to Lender a closing fee of $450,000
         -----------
which shall be fully earned on the Closing Date and $375,000 of which shall be payable by Borrowers to Lender on the Closing Date, in immediately available funds (less any unused deposits paid by Borrowers to Lender prior to the Closing
Date) and $75,000 of which shall be payable by Borrowers to Lender on or before April 19, 2002, in immediately available funds. Such closing fee shall not be subject to rebate upon any prepayment of the Obligations except to the extent required by Section 3.6 of this Agreement or applicable law. Such closing fee shall compensate Lender for the costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated in this Agreement, exclusive of any expenses for which Borrowers have agreed to reimburse Lender pursuant to any other provision of this Agreement or the other Financing Agreements (such as attorneys' fees).

    3.3  Servicing Fee.  Borrowers shall jointly and severally pay to Lender
         -------------
monthly a servicing fee in an amount equal to $7,500 per month in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

    3.4  Increased Line Fee. Borrowers shall jointly and severally pay to Lender
         ------------------
a one time increased line fee in the amount of $300,000 (the "Increased Line Fee"), in immediately available funds, on the date that the Maximum Credit Conditions are satisfied and the Maximum Credit and Revolving Loan Limit are increased from $30,000,000 to $50,000,000. Such Increased Line Fee shall not be subject to rebate upon any prepayment of the Obligations except to the extent required by Section 3.6 of this Agreement or applicable law.

    3.5  Maximum Interest.
         ----------------

        (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received pursuant to the terms of this Agreement or any of the other Financing Agreements and that are deemed interest under applicable law exceed the Maximum Rate. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Financing Agreements, or any Event of Default, or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in this Agreement or any of the other Financing Agreements, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any event or contingency whatsoever, shall entitle Lender to contract for, charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by applicable law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate. In no event shall Borrowers be obligated to pay Interest in amounts which exceed the Maximum Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay Interest in amounts which exceed the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent of the excess of Interest over such Maximum Rate.

        (b) Furthermore, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received pursuant to the terms of this Agreement or any of the other Financing Agreements and that are deemed loan charges under applicable law exceed the maximum amounts collectible under applicable law. No agreements, conditions, provision or stipulations contained in this Agreement or any of the other Financing Agreements, or any Event of Default, or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in this Agreement, or any of the other Financing Agreements, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any event or contingency whatsoever, shall entitle Lender to contract for, charge or receive in any event, any loan charges in excess of the maximum amounts collectible under applicable law. In no event shall Borrowers be obligated to pay loan charges in amounts which exceed the maximum amounts collectible under applicable law. All agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay loan charges in amounts which exceed the maximum amount collectible under applicable law shall be without binding force or effect, at law or in equity, to the extent of the excess of such loan charges over the maximum amounts collectible under applicable law.

        (c) In the event any Interest is charged or received in excess of the Maximum Rate or any loan charges are collected or received in excess of the maximum amounts collectible under applicable law (such excess(es) being referred to herein individually and collectively as "Excess"), Borrowers acknowledge and stipulate that any such charge or receipt shall be the result of an accident and bona fide error, and that any Excess received by Lender shall be applied, first,
---- ----
to the payment of the then outstanding and unpaid principal hereunder; second, to the payment of the other Obligations then outstanding and unpaid; and third, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest or loan charges that have not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned Interest or loan charges in the event of any such acceleration. Each Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 3.1 of this Agreement, and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Lender hereunder or under any of the other Financing Agreements, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest or loan charges as and to the extent required by applicable law.

        (d) By the execution of this Agreement, each Borrower agrees that (i) the credit or return of any Excess shall constitute the acceptance by such Borrower of such Excess, and (ii) such Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate or loan charges in excess of the maximum amount collectable under applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all Interest and loan charges at any time contracted for, charged or received from Borrowers in connection with this Agreement or any of the other Financing Agreements shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the entire term of this Agreement.

        (e) Borrowers and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof.

        (f) The provisions of this Section 3.5 shall be deemed to be incorporated into each of the other Financing Agreements (whether or not any provision of this Section 3.5 is referred to therein). Each of the Financing Agreements and communications relating to any Interest or loan charges owed by Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this Section 3.5.

    3.6  Nature and Extent of Each Borrower's Liability.
         ----------------------------------------------

        (a)  Joint and Several Liability.  Each Borrower shall be liable for, on
             ---------------------------
a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Revolving Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Revolving Loans or other extensions of credit hereunder or the amount of such Revolving Loans received or the manner in which Lender accounts for such Revolving Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Revolving Loans to any Borrower inure to the mutual benefit of all Borrowers and that Lender is relying on the joint and several liability of Borrowers in extending the Revolving Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon an Event of Default resulting from the non-payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Revolving Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

        (b)  Unconditional Nature of Liability.  Each Borrower's joint and
             ---------------------------------
several liability hereunder with respect to, and guaranty of, the Revolving Loans and other Obligations shall, to the fullest extent permitted by applicable law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Lender, (iv) the failure by Lender to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or Lender's release of any Collateral or of Lender's Liens upon any Collateral, (v) Lender's election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Obligor, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any other Obligor for the payment of any of the Obligations, (ix) any amendment or modification of any of the Financing Agreements or waiver of any Default or Event of Default thereunder, (x) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (xi) the disallowance of all or any portion of Lender's claims for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or (viii) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower. After the occurrence and during the continuance of any Event of Default, Lender may proceed directly and at once, without notice to any other Obligor, against any or all of Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision that might otherwise require Lender under applicable law to pursue or exhaust their remedies against any Collateral or Obligor before pursuing another Obligor. Each Borrower consents and agrees that Lender shall be under no obligation to marshal any assets in favor of any Obligor or against or in payment of any or all of the Obligations.

        (c)  No Reduction in Liability for Obligations.  No payment or payments
             -----------------------------------------
made by an Obligor or received or collected by Lender from an Obligor or any other person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of whom shall remain jointly and severally liable for the payment and performance of all Revolving Loans and other Obligations until the Obligations are paid in full and this Agreement is terminated.

        (d)  Contribution.  Each Borrower is unconditionally obligated to repay
             ------------
the Obligations as a joint and several Obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower's Collateral that are applied to the Obligations exceeds the aggregate amount of Revolving Loan proceeds actually
            -------
used by such Borrower in its business (such excess amount being referred to as an "Accommodation Payment"), then each of the other Borrowers (each such Borrower being referred to as a "Contributing Borrower") shall be obligated to make contribution to such Borrower (the "Paying Borrower") in an amount equal to
(A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrower from whom contribution is sought less (B) the amount, if any, of
                                              ----
the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower's recovery of contribution hereunder
--------  -------
from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term "Allocable Percentage" shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be one (1); provided, however, that such percentages shall be modified in the event that
--------  -------
contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Borrower's Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.

        (e)  Subordination.  Each Borrower hereby subordinates any claims,
             -------------
including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the payment in full of all of the Obligations.

SECTION 4. CONDITIONS PRECEDENT
           --------------------

    4.1  Conditions Precedent to Initial Loans and Letter of Credit
         ----------------------------------------------------------
Accommodations. Each of the following is a condition precedent to Lender making
--------------
the initial Revolving Loans and providing the initial Letter of Credit Accommodations hereunder:

        (a) Lender shall have received, in form and substance satisfactory to Lender, (i) the duly executed Intercreditor Agreement and related documents, including UCC subordination statements with respect to the subordination by Term Lenders of their interest in the Congress Primary Collateral (as defined in the Intercreditor Agreement) for all UCC financing statements previously filed by the Term Lenders or their predecessors, as secured party and Borrowers or any other Obligor, as debtor, and (ii) terminations and releases by any other Person who has a Lien upon any of the Collateral;

        (b) all requisite corporate and limited liability company action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or Governmental Authority;

        (c) Lender has received certificates from the appropriate state officials to the effect that each Obligor is in good standing and fully qualified to own its Properties and to carry on its business in each state in which such qualification is necessary;

        (d) all Indebtedness (other than the Obligations, the Term Lender Debt and any Indebtedness owing to Equipment Lessors listed on Schedule 4.1(d)) has been expressly subordinated in right of payment to the prior payment and satisfaction in full of all of the Obligations, all in a manner and pursuant to such written agreements binding on the holders of such Indebtedness (other than the Obligations and the Term Lender Debt) as will be satisfactory to Lender and its counsel;

        (e) no material adverse change shall have occurred in the assets, business or prospects of any Borrowers since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or any other Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

        (f) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrowers (including roll-forwards of Accounts through the Closing Date, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which shall be satisfactory to Lender, not more than three (3) Business Days prior to the Closing Date;

        (g) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third Persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and Liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by owners and lessors of leased premises of each Borrower and by warehouses at which Collateral is located;

        (h) Lender shall have received, in form and substance satisfactory to Lender, all agreements with the depository banks and Borrowers with respect to the Blocked Accounts as Lender may require pursuant to Section 6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrowers;

        (i) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has a valid perfected first priority security interest in and Lien upon all of the Collateral (except to the extent otherwise provided in the Intercreditor Agreement);

        (j) Lender shall have received and reviewed UCC search results for all jurisdictions in which assets of any Borrower are located, which search results shall be in form and substance satisfactory to Lender;

        (k) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as lender's loss payee and additional insured;

        (l) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrowers and each other Obligor with respect to the Financing Agreements and such other matters as Lender may request;

        (m) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender and its counsel;

        (n) the Excess Availability as determined by Lender, as of the Closing Date, shall not be less than $6,500,000 after giving effect to the initial Revolving Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions on the Closing Date and the payment of all closing costs;

        (o) Lender shall have satisfied itself that Borrowers are in compliance with all Environmental Laws (except to the extent that any non-compliance could not be reasonably expected to have a Material Adverse Effect);

        (p) There shall be no order or injunction or other pending litigation in which there is a reasonable possibility of a decision which could have a Material Adverse Effect;

        (q) Wayne Davis, General Electric Capital Corporation and other Persons affiliated with Borrowers shall have made a cash equity investment of at least $7,000,000 in Transit Group and Lender shall have received and found acceptable in all respects all agreements evidencing the new preferred stock to be issued to such investors;

        (r) Lender shall have reviewed and found acceptable in all respects the Term Lender Documents;

        (s) Borrowers shall have restructured the General Electric Capital Redeemable Preferred Stock on terms and conditions satisfactory in all respects to Lender, including provisions for non-payment in cash of all accrued dividends

        (t) Lender shall have reviewed and found acceptable in all respects the restructuring agreements with the Equipment Lessors listed on Schedule 4.1(d).

    4.2  Conditions Precedent to All Loans and Letter of Credit Accommodations.
         ---------------------------------------------------------------------
Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Revolving Loans and Letter of Credit Accommodations and any future Revolving Loans and Letter of Credit Accommodations:

        (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Revolving Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

        (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or could reasonably be expected to have a Material Adverse Effect; and

        (c) no Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Revolving Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5. SECURITY INTEREST
           -----------------

    To secure payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing security interest in, a Lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in Property of such Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, collectively, the "Collateral"):

        (a)  Receivables;

        (b) all other present and future general intangibles (including Intellectual Property and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, letters of credit, bankers' acceptances and guaranties;

        (c) all present and future monies, securities and other Investment Property, credit balances, deposits, Deposit Accounts and other Property of such Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of any Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future Liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and Property of account debtors or other Persons securing the obligations of account debtors;

        (d)  Inventory;

        (e)  Deposit Accounts;

        (f)  Investment Property;

        (g)  Letter of Credit Rights;

        (h)  Records; and

        (i) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

SECTION 6. COLLECTION AND ADMINISTRATION
           -----------------------------

    6.1  Borrowers' Loan Account.  Lender shall maintain one or more loan
         -----------------------
account(s) on its books in which shall be recorded (a) all Revolving Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

    6.2  Statements.  Lender shall render to Borrowers each month a statement
         ----------
setting forth the balance in Borrowers' loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within forty-five (45) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrowers a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrowers.

    6.3  Collection of Accounts.
         ----------------------

        (a) Borrowers shall establish and maintain, at their joint and several expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrowers shall promptly deposit and direct their account debtors to directly remit all payments on Receivables and all payments constituting proceeds of other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the Property of Lender, that the depository bank has no Lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrowers agree that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether in respect of the Receivables, or as proceeds of other Collateral or otherwise shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute the Property of Lender to the extent of the then outstanding Obligations.

        (b) For purposes of calculating the amount of the Revolving Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account on such day, and if not, then on the next Business Day.

        (c) Borrowers and all of their shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Lender, receive, as the Property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrowers' own funds. Borrowers agree to jointly and severally reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or Person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or Person. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

    6.4  Payments.  All Obligations shall be payable to the Payment Account as
         --------
provided in Section 6.3 or such other place as Lender may designate from time to time. Lender shall apply payments received or collected from Borrowers or for the account of Borrowers (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees,
                                                 -----
indemnities or expense reimbursements then due to Lender from Borrowers; second,
                                                                         ------
to pay interest due in respect of any Revolving Loans; third, to pay principal
                                                       -----
due in respect of the Revolving Loans; fourth, to pay or prepay any other
                                       ------
Obligations whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. As an administrative convenience to Borrowers and to ensure the timely payment of interest owing by Borrowers each month hereunder or under any of the other Financing Agreements, each Borrower hereby requests and authorizes Lender, in its discretion, to make a Revolving Loan the proceeds of which shall be applied to the payment of the interest accrued on the principal amount of the Obligations during the immediately preceding month as and when such interest becomes due and payable by Borrowers to Lender in accordance with this Agreement and the other Financing Agreements. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be jointly and severally liable to pay to Lender, and do hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This
Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

    6.5  Authorization to Make Loans.  Lender is authorized to make the
         ---------------------------
Revolving Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of any Borrower or other authorized Person or, at the discretion of Lender, if such Revolving Loans are necessary to satisfy any Obligations. All requests for Revolving Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Revolving Loan. Requests received after 11:00 a.m. on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Revolving Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of Borrowers or otherwise disbursed or established in accordance with the instructions of Borrowers or in accordance with the terms and conditions of this Agreement.

    6.6  Use of Proceeds.  The initial Revolving Loan under this Agreement shall
         ---------------
be in an amount that is not less than $250,000. Borrowers shall use the initial proceeds of the Revolving Loans provided by Lender to Borrowers hereunder only for: (a) payments to each of the Persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the Closing Date and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements.
All other Revolving Loans made or Letter of Credit Accommodations provided by Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Revolving Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

SECTION 7. COLLATERAL REPORTING AND COVENANTS
           ----------------------------------

    7.1  Collateral Reporting.
         --------------------

        (a) Borrowers shall provide Lender with the following documents in a form satisfactory to Lender:

           (i) on a regular basis as required by Lender, a schedule of sales made, credits issued and cash received;

           (ii) as soon as possible after the end of each month (but in any event within ten (10) days after the end thereof), on a monthly basis or more frequently as Lender may request, (A) agings of accounts payable (and including information indicating the status of payments to owners and lessors of the leased premises of Borrowers) and (B) agings of accounts receivables (together with a reconciliation to the previous month's aging and general ledger);

           (iii) upon Lender's request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers; and

           (iv) such other reports as to the Collateral as Lender shall reasonably request from time to time.

        (b) If any of Borrowers' records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, each Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

    7.2  Accounts Covenants.
         ------------------

        (a) Borrowers shall notify Lender promptly of: (i) any material delay in any Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor having an account balance in excess of $50,000 and (iii) any event or circumstance which, to any Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of business of Borrowers. So long as no Event of Default exists or has occurred and is continuing, Borrowers shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

        (b)  Reserved.
             --------

        (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of business of Borrowers, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

        (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

        (e) Borrowers shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrowers, all chattel paper and instruments which any Borrower now owns or may at any time acquire immediately upon any Borrower's receipt thereof, except as Lender may otherwise agree.

        (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors and other obligors in respect thereof that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors and other obligors to make payment of Receivables directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests.

At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

    7.3  Equipment and Real Property Covenants.  With respect to the Equipment
         -------------------------------------
and Real Property: (a) Borrowers shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (b) Borrowers shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (c) the Equipment is and shall be used in Borrowers' business and not for personal, family, household or farming use; (d) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property; and (e) Borrowers assume all responsibility and liability arising from the use of the Equipment and Real Property.

    7.4  Power of Attorney.  Each Borrower hereby irrevocably designates and
         -----------------
appoints Lender (and all Persons designated by Lender) as such Borrower's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's or Lender's name, to: (a) at any time a Default or Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as Lender deems advisable, (v) settle, adjust, compromise, extend or renew a Receivable, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivable or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Lender, and open and dispose of all mail addressed to such Borrower and handle and store all mail relating to the Collateral, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrowers' obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse such Borrower's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Lender and deposit the same in Lender's account for application to the Obligations, (iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs in such Borrower's name, Lender's name or the name of Lender's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose, and to complete in such Borrower's or Lender's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, (vi) sign such Borrower's name on any verification of Receivables and notices thereof to account debtors or other obligors in respect thereof and (vii) execute in such Borrower's name and file any UCC financing statements or amendments thereto. Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

    7.5  Right to Cure.  Lender may, at its option, (a) upon notice to Borrower
         -------------
Agent, cure any default by any Borrower under any material agreement with a third party which affects the Collateral, its value or the ability of Lender to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Lender therein or the ability of any Borrower to perform its obligations under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower, (c) discharge taxes, Liens or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrowers' account therefor, such amounts to be repayable by Borrowers on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers. Any payment made or other action taken by Lender under this Section 7.5 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

    7.6  Access to Premises.  From time to time as requested by Lender, at the
         ------------------
cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all of Borrowers' premises during normal business hours and after notice to Borrower Agent, or at any time and without notice to Borrower Agent or any Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' books and records, including the Records, and (b) Borrowers shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender or its designee may use during normal business hours such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES
           ------------------------------

    Borrowers hereby represent and warrant to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Revolving Loans and providing Letter of Credit Accommodations by Lender to Borrowers:

    8.1  Corporate Existence, Power and Authority; Subsidiaries.  Each Borrower
         ------------------------------------------------------
is a corporation or limited liability company duly organized and in good standing under the laws of its state of incorporation or organization and is duly qualified as a foreign corporation or company and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower's corporate or company powers (b) have been duly authorized (c) are not in contravention of law or the terms of such Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or its Property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any Lien, security interest, charge or other encumbrance upon any Property of any Borrower. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrowers enforceable in accordance with their respective terms. No Borrower has any Subsidiaries except as set forth in the Information Certificates.

    8.2  Financial Statements; No Material Adverse Change.  All financial
         ------------------------------------------------
statements relating to Borrowers which have been or may hereafter be delivered by Borrowers to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrowers as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrowers, since the date of the most recent audited financial statements furnished by Borrowers to Lender prior to the date of this Agreement.

    8.3  Chief Executive Office; Collateral Locations.  The chief executive
         --------------------------------------------
office of each Borrower and each Borrower's Records concerning Accounts are located only at the address set forth on the signature pages hereto and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in its Information Certificate, subject to the right of Borrowers to establish new locations in accordance with Section 9.2 below. The Information Certificates correctly identify any of such locations that are not owned by Borrowers and set forth the owners and/or operators thereof and to the best of Borrowers' knowledge, the holders of any mortgages on such locations.

    8.4  Priority of Liens; Title to Properties.  The security interests and
         --------------------------------------
Liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority Liens and security interests in and upon the Collateral subject only to the Liens indicated on Schedule 8.4 hereto and the other Liens permitted under Section 9.8 hereof. Each Borrower has good and marketable title to all of its properties and assets subject to no Liens of any kind, except the Permitted Liens.

    8.5  Tax Returns.  Each Borrower has filed, or caused to be filed, in a
         -----------
timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

    8.6  Litigation.  Except as set forth on the Information Certificates, there
         ----------
is no present investigation by any Governmental Authority pending, or to the best of any Borrower's knowledge threatened, against or affecting any Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower's knowledge threatened, against any Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which, in any such case, if adversely determined against such Borrower would have a Material Adverse Effect.

    8.7  Compliance with Other Agreements and Applicable Laws.  No Borrower is
         ----------------------------------------------------
in default under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, the breach of which could have a Material Adverse Effect, and each Borrower is in compliance in all respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local Governmental Authority.

    8.8  Environmental Matters.
         ---------------------

        (a) Except as set forth on Schedule 8.8 hereto, no Borrower nor any Subsidiary of any Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of such Borrower and each such Subsidiary complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

        (b) Except as set forth on Schedule 8.8 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of such Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Borrower and each such Subsidiary or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects such Borrower or its business, operations or assets or any properties at which such Borrower has transported, stored or disposed of any Hazardous Materials.

        (c) No Borrower nor any of its Subsidiaries has material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

        (d) Each Borrower and each of its Subsidiaries have all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of such Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

    8.9  Employee Benefits.
         -----------------

        (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of each Borrower's knowledge, nothing has occurred which would cause the loss of such qualification. Each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

        (b) There are no pending or to the best of each Borrower's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

        (c) (i)  No ERISA Event has occurred or is reasonably expected to occur;
(ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) Borrower and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Borrower nor any of its ERISA Affiliates has incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Borrower nor any of its ERISA Affiliates have engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

    8.10  Bank Accounts.  All of the Deposit Accounts, investment accounts or
          -------------
other accounts in the name of or used by any Borrower maintained at any bank or other financial institution are set forth on Schedule 8.10 hereto, subject to the right of Borrowers to establish new accounts in accordance with Section 9.13 below.

    8.11  Intellectual Property.  Each Borrower owns or licenses or otherwise
          ---------------------
has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, no Borrower has any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in
Schedule 8.11 hereto and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 hereto. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of each Borrower's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by such Borrower infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting such Borrower contesting its right to sell or use any such Intellectual Property.
Schedule 8.11 sets forth all of the agreements or other arrangements of each Borrower pursuant to which such Borrower has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another Person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by such Borrower after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement"). No trademark, servicemark or other Intellectual Property at any time used by any Borrower which is owned by another Person, or owned by a Borrower subject to any security interest, Lien, collateral assignment, pledge or other encumbrance in favor of any Person other than Lender, is affixed to any Inventory, except to the extent permitted under the term of the license agreements listed on Schedule
8.11 hereto.

    8.12  Capitalization.
          --------------

        (a) The issued and outstanding shares of Capital Stock of each Borrower are duly authorized and are fully paid and non-assessable, free and clear of all claims, Liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender.

        (b) Each Borrower is Solvent and will continue to be Solvent after the creation of the Obligations and the security interests and Liens of Lender and the other transaction contemplated hereunder.

    8.13  Labor Disputes.
          --------------

        (a) Set forth on Schedule 8.13 hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to a Borrower and any union, labor organization or other bargaining agent in respect of the employees of a Borrower on the date hereof.

        (b) There is (i) no significant unfair labor practice complaint pending against any Borrower or, to the best of each Borrower's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or, to best of each Borrower's knowledge, threatened against it, and
(ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or, to the best of each Borrower's knowledge, threatened against any Borrower.

    8.14  Corporate Name; Prior Transactions.  No Borrower has, during the past
          ----------------------------------
five years, been known by or used by any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property or assets out of the ordinary course of business, except as set forth in the Information Certificates.

    8.15  Restrictions on Subsidiaries.  Except for restrictions contained in
          ----------------------------
this Agreement or any other agreement with respect to Indebtedness of Borrower permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between a Borrower and any of its Subsidiaries or (ii) between any Subsidiaries of a Borrower or (b) the ability of any Borrower or any of its Subsidiaries to incur Indebtedness or grant security interests to Lender in the Collateral.

    8.16  Material Contracts.  Schedule 8.16 hereto sets forth all Material
          ------------------
Contracts to which a Borrower is a party or is bound as of the date hereof.
Each Borrower has delivered true, correct and complete copies of such Material Contracts to Lender on or before the date hereof. No Borrower is in breach of or in default under any Material Contract and has not received any notice of the intention of any other party thereto to terminate any Material Contract.

    8.17  Payable Practices.  No Borrower has made any material change in the
          -----------------
historical accounts payable practices from those in effect immediately prior to the date hereof.

    8.18  Accuracy and Completeness of Information.  All information furnished
          ----------------------------------------
by or on behalf of any Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificates is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Lender in writing.

    8.19  Brokerage Receivables.  All Brokerage Receivables are owned solely by
          ---------------------
a Borrower and such Borrower has the lawful right to collect each such Brokerage Receivable. No Person other than a Borrower has any right, title or interest in any such Brokerage Receivable.

    8.20  Survival of Warranties; Cumulative.  All representations and
          ----------------------------------
warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS
           ----------------------------------

    9.1  Maintenance of Existence.  Each Borrower shall at all times preserve,
         ------------------------
renew and keep in full, force and effect its corporate or limited liability company existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. A Borrower shall give Lender at least thirty (30) days prior written notice of any proposed change in its corporate or limited liability company name, which notice shall set forth the new name and such Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation or Certification of Organization/Formation of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower as soon as it is available and shall deliver to Lender at least ten (10) days prior to such name change any and all UCC-1 financing statements or UCC amendments required by Lender to reflect such name change.

    9.2  New Collateral Locations.  A Borrower may open a new location within
         ------------------------
the continental United States provided such Borrower (a) gives Lender thirty
(30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

    9.3  Compliance with Laws, Regulations, Etc.
         ---------------------------------------

        (a) Each Borrower shall, and shall cause each of its Subsidiaries to, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

        (b) Each Borrower shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of such Borrower who are familiar with the requirements of the Environmental Laws upon request of Lender, copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by each Borrower to Lender. Each Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

        (c) Each Borrower shall give both oral and written notice to Lender immediately upon such Borrower's receipt of any notice of, or such Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or
(ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by such Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects such Borrower or its business, operations or assets or any Properties at which such Borrower transported, stored or disposed of any Hazardous Materials.

        (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Borrower in order to avoid any material non-compliance, with any Environmental Law, such Borrower shall, at Lender's request and such Borrower's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where such Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

        (e) Each Borrower shall indemnify, defend and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees actually incurred and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any Property of such Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

    9.4  Payment of Taxes and Claims.  Each Borrower shall, and shall cause each
         ---------------------------
of its Subsidiaries to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its Properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrowers shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein, and Borrowers agree to jointly and severally indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Revolving Loans, provided, that, nothing contained herein
                                    --------  ----
shall be construed to require Borrowers to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

    9.5  Insurance.  Each Borrower shall, and shall cause each of its
         ---------
Subsidiaries to, at all times, maintain with financially sound and reputable insurers insurance with respect to the tangible Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrowers fail to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrowers in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers shall cause Lender to be named as a Lender's loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrowers or any of their Affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

    9.6  Financial Statements and Other Information.
         ------------------------------------------

        (a) Each Borrower shall, and shall cause each of its Subsidiaries to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the
business of such Borrower and its Subsidiaries in accordance with GAAP.    Each
Borrower shall promptly furnish to Lender all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, business and operations of such Borrower, and to notify the auditors and accountants of such Borrower that Lender is authorized to obtain such information directly from them. Without limiting the foregoing, Borrowers shall furnish or cause to be furnished to Lender, the following: (i) within thirty
(30) days after the end of each fiscal month, monthly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Borrowers, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit B hereto, along with a schedule in form reasonably satisfactory to Lender of the calculations used in determining, as of the end of such month, whether Borrowers were in compliance with the covenants set forth in Sections 9.18 of this Agreement for such month and (ii) within ninety (90) days after the end of each fiscal year (other than the fiscal year of Borrowers ending December 31, 2000, which statements shall be furnished on or before June 30, 2001), audited consolidated financial statements and audited consolidating financial statements of Borrowers and their Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Lender, that such consolidated financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers and their Subsidiaries as of the end of and for the fiscal year then ended.

        (b) Borrowers shall promptly notify Lender in writing of the details of
(i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any Material Adverse Effect, (ii) any Material Contract of a Borrower being terminated or amended or any new Material Contract entered into (in which event such Borrower shall provide Lender with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $100,000 shall have been entered against any Borrower or any of its Properties or assets, (iv) any notification of violation of laws or regulations received by any Borrower involving an amount in excess of $50,000, (v) any ERISA Event, and (vi) the occurrence of Event of Default.

        (c) Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrowers send to their stockholders generally and copies of all reports and registration statements which Borrowers file with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

        (d) Borrowers shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers to any court or other Government Authority or to any participant or assignee or prospective participant or assignee. Each Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of such Borrower and any reports or management letters prepared by such accountants or auditors on behalf of such Borrower and to disclose to Lender such information as they may have regarding the business of such Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

    9.7  Sale of Assets, Consolidation, Merger, Dissolution, Etc.  Without
         --------------------------------------------------------
Lender's prior written consent, no Borrower shall, nor shall it permit any of its Subsidiaries to, directly or indirectly,

         (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it;

         (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for (i) sales of Inventory in the ordinary course of business, (ii) the disposition of worn-out, obsolete or excess Equipment, and
(iii) the issuance and sale by Borrowers of Capital Stock of Borrowers after the date hereof; provided, that, (A) Lender shall have received not less than ten
             --------  ----
(10) Business Days prior written notice of such issuance and sale by Borrowers, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Borrowers from such sale, (B) Borrowers shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Borrowers to request or receive Revolving Loans or Letter of Credit Accommodations or the right of Borrowers to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers with Lender or are more restrictive or burdensome to Borrowers than the terms of any Capital Stock in effect on the date hereof, and (D) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred;

        (c) wind up, liquidate or dissolve; or

        (d) agree to do any of the foregoing.

    9.8  Encumbrances.  No Borrower shall, nor shall it permit any of its
         ------------
Subsidiaries to, create, incur, assume, suffer or permit to exist any security interest, Lien or other encumbrance of any nature whatsoever on any of its assets or Properties, including the Collateral, except: (a) Liens and security
                                                ------
interests of Lender; (b) Liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers or their Subsidiaries, as the case may be, and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory Liens (other than liens securing the payment of taxes) arising in the ordinary course of business of such Borrower or such Subsidiary, as the case may be, to the extent: (i) such Liens secure

Indebtedness which is not overdue or (ii) such Liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or such Subsidiary, as the case may be, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary course of business of such Borrower or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto; (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof; and (f) the security interests and Liens set forth on Schedule 8.4 hereto.

    9.9  Indebtedness.  No Borrower shall, nor shall it permit any of its
         ------------
Subsidiaries to, incur, create, assume, become or be liable in any manner with respect to, or suffer or permit to exist, any Indebtedness or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the performance, dividends or other obligations of any Person, except:
                                                           ------

        (a) the Obligations;

        (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on real estate not to exceed $20,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of such Borrower other than the Equipment or real estate so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

        (c) guarantees by any Subsidiaries of such Borrower of the Obligations in favor of Lenders;

        (d) Indebtedness of such Borrower under interest swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements and similar contractual agreements entered into for the purpose of protecting a Person against fluctuations in interest rates; provided,
                                                                       --------
that, such arrangements are with banks or other financial institutions that have
----
combined capital and surplus and undivided profits of not less than $250,000,000 and are not for speculative purposes and such Indebtedness shall be unsecured;

        (e) unsecured Indebtedness of such Borrower arising after the date hereof to any third Person (other than Indebtedness otherwise permitted under this Section 9.9), provided, that, each of the following conditions is satisfied
                   --------  ----
as determined by Lender: (i) such Indebtedness is subject and subordinate in right of payment to the right of Lender to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations, (ii) Lender shall have received not less than ten (10) days prior written notice of the intention of such Borrower to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender the amount of such Indebtedness, the Person or Persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect hereto and such other information as Lender may reasonably request with respect thereto, (iii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) on and before the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (v) Lender shall have received, in form and substance satisfactory to Lender, an intercreditor agreement or intercreditor agreements between Lender and each of the holders of such Indebtedness, as acknowledged and agreed to by such Borrower, providing for the terms of the subordination in right of payment of the Indebtedness of such Borrower to such holders to the payment of the Obligations and related matters, duly authorized, executed and delivered by each of the holders of such Indebtedness and such Borrower, (vi) such Indebtedness shall be incurred by such Borrower at commercially reasonable rates and terms in an arm's length transaction or with an Affiliate, but if with an Affiliate at rates and on terms no less favorable to such Borrower than such Borrower would obtain in a comparable arm's length transaction with a Person who is not an Affiliate, (vii) such Indebtedness shall not at any time include any terms that include any limitation on the right of such Borrower to request or receive Revolving Loans or Letter of Credit Accommodations or the right of such Borrower to amend, modify, supplement, replace, renew or extend any of the terms or conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or adversely affect the arrangements of such Borrower with Lender and such Indebtedness shall not at any time include terms and conditions which in any manner adversely affect Lender or any rights of Lender as determined in good faith by Lender and confirmed by Lender to such Borrower in writing, (viii) such Borrower shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, including, but not limited to, any prepayments or other non-mandatory payments, except as Lender may otherwise agree in writing, (ix) such Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, such Borrower may,
                                        ------  ----
after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (x) such Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by such Borrower or on its behalf promptly after the receipt thereof, or sent by such Borrower or on its behalf concurrently with the sending thereof, as the case may be;

        (f) the Indebtedness set forth on Schedule 9.9 hereto; provided, that,
                                                               --------  ----
(i) such Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) such Borrower shall not, directly or indirectly,
(A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, such Borrower may, after prior written notice to Lender,
       ------  ----
amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or
(B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) such Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by such Borrower or on its behalf, promptly after the receipt thereof, or sent by such Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

        (g) the Indebtedness owing on the Closing Date by Borrowers to Term Lenders and the Equipment Lessors, and mandatory prepayments of the Indebtedness owing to the Term Lenders pursuant to Section 2.2 of the Term Lender Loan Agreement, as such agreement is in effect on the date hereof.

    9.10  Loans, Investments, Guarantees, Etc.  No Borrower shall, and shall not
          ------------------------------------
permit any of its Subsidiaries to, directly or indirectly, make, or suffer or permit to exist, any loans or advance money or property to any person, or any investment in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or Property of any Person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:
                            ------

        (a) Accommodation Payments;

        (b) the endorsement of instruments for collection or deposit in the ordinary course of business;

        (c) investments in cash or Cash Equivalents, provided, that, (i) no
                                                     --------  ----
Revolving Loans are then outstanding and (ii) as to any of the foregoing, unless waived in writing by Lender, such Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments;

        (d) the existing equity investments of such Borrower as of the date hereof in its Subsidiaries, provided, that, such Borrower shall have no
                            --------  ----
obligation to make any other investment in, or loans to, or other payments in respect of, any such Subsidiaries;

        (e) equity investments of such Borrower in any wholly-owned Subsidiary incorporated under the laws of any State of the United States of America formed or acquired after the date hereof, provided, that, (i) promptly upon such
                                   --------  ----
formation or acquisition, such Borrower shall cause any such Subsidiary to execute and deliver to Lender, in form and substance satisfactory to Lender, (A) an absolute and unconditional guarantee of payment of any and all present and future Obligations of such Borrower to Lender, (B) a security agreement granting to Lender a first security interest and Lien (except as otherwise consented to in writing by Lender) upon all of the assets of such Subsidiary, (C) related UCC Financing Statements, and (D) such other agreements, documents and instruments as Lender may require, including supplements and amendments hereto and other loan agreements or instruments evidencing indebtedness of such new Subsidiary to Lender, (ii) promptly upon Lender's request: (A) such Borrower shall execute and deliver to Lender in form and substance satisfactory to Lender, a pledge and security agreement granting to Lender a first pledge of and Lien on all of the issued and outstanding shares of Capital Stock of such Subsidiary, and (B) such Borrower shall deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company) together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company),
(iii) as of the date of such investment and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (iv) in no event shall the aggregate amount of all capital contributions or other amounts paid by such Borrower to any Subsidiary formed or acquired after the date hereof or for the acquisition thereof exceed $5,000,000, (v) as of the date of any such payment and after giving effect thereto, Excess Availability for each of the immediately preceding thirty (30) consecutive days shall have been not less than $16,000,000, and (vi) as of the date of any such payment and after giving effect thereto, the Excess Availability shall be not less than $16,000,000;

        (f) stock or obligations issued to such Borrower by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument
             --------  ----
evidencing such obligations shall be promptly delivered to Lender, upon Lender's request, together with such stock power, assignment or endorsement by such Borrower as Lender may request;

        (g) obligations or account debtors to such Borrower arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower; provided, that, promptly upon the receipt of
                                 --------  ----
the original of any such promissory note by such Borrower, such promissory note shall be endorsed to the order of Lender by such Borrower and promptly delivered to Lender as so endorsed;

        (h) the loans and advances set forth on Schedule 9.10 hereto; provided,
                                                                      --------
that, as to such loans and advances, (i) such Borrower shall not, directly or
----
indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto and (ii) such Borrower shall furnish to Lender all notices or demands in connection with such loans and advances either received by such Borrower or on its behalf, promptly after the receipt thereof, or sent by such Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

    9.11  Dividends and Redemptions.  No Borrower shall, directly or indirectly,
          -------------------------
pay any dividends on account of any shares of class of capital stock of such Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing; provided, that, so long as no
                                            --------  ----
Default or Event of Default exists a Borrower may (i) make payments not to exceed $100,000 during any month with respect to Indebtedness of Transit Group or any Subsidiary arising under the Stock Purchase Agreement dated as of April __, 2001, among Transit Group, T. Wayne Davis, Cynthia F. Turner, Philip R. Fulmer, Timothy A. Fulmer, Barbara Fulmer and Carroll A. Fulmer (the "Fulmer Debt"), and (ii) prepay the Fulmer Debt from any proceeds of any equity offerings after the Closing Date.

    9.12  Transactions with Affiliates.  No Borrower shall, directly or
          ----------------------------
indirectly, (a) purchase, acquire or lease any Property from, or sell, transfer or lease any Property to, any officer, director, agent or other Person affiliated with such Borrower, except in the ordinary course of business of such Borrower and upon fair and reasonable terms no less favorable to such Borrower than such Borrower would obtain in a comparable arm's length transaction with an unaffiliated Person or (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of such Borrower except reasonable compensation to officers, employees and directors for services rendered to such Borrower in the ordinary course of business.

    9.13  Additional Bank Accounts.  No Borrower shall, directly or indirectly,
          ------------------------
open, establish or maintain any Deposit Account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.10 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by Borrowers to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

    9.14  Compliance with ERISA.  Each Borrower shall and shall cause each of
          ---------------------
its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject such Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation.

    9.15  End of Fiscal Years: Fiscal Quarters.  Each Borrower shall, for
          ------------------------------------
financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

    9.16  Change in Business.  No Borrower shall engage in any business other
          ------------------
than the business of such Borrower on the date hereof and any business reasonably related, ancillary or complimentary to the business in which such Borrower is engaged on the date hereof.

    9.17  Limitation of Restrictions Affecting Subsidiaries.  No Borrower shall,
          -------------------------------------------------
directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or any Subsidiary of such Borrower;
(b) make loans or advances to such Borrower or any Subsidiary of such Borrower,
(c) transfer any of its Properties or assets to such Borrower or any Subsidiary of such Borrower; or (d) create, incur, assume or suffer to exist any Lien upon any of its Property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or any of its Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or its Subsidiary, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower prior to the date on which such Subsidiary was acquired by such Borrower and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such
        --------  ----
extension or continuation are no less favorable to Lender than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

    9.18  Tangible Net Worth.  Borrowers shall, at all times that Average
          ------------------
Availability for the immediately preceding thirty (30) day period is less than $12,000,000 or for each of the last three (3) Business Days of the prior thirty
(30) day period is less than $9,000,000, maintain Tangible Net Worth of not less than the amounts shown below as of the last day of the applicable month. For purposes of this covenant, Average Availability shall be determined without giving effect to any Reserves.

               Period          Amount
               ------          ------

           April 30, 2001      ($63,000,000)
           May 31, 2001        ($63,000,000)
           June 30, 2001       ($63,000,000)
           July 31, 2001       ($65,000,000)
           August, 31, 2001    ($65,000,000)
           September 30, 2001  ($65,000,000)
           October 31, 2001    ($68,000,000)
           November 30, 2001   ($68,000,000)
           December 31, 2001   ($68,000,000)
           January 31, 2002    ($71,000,000)
           February 28, 2002   ($71,000,000)

           March 31, 2002      ($71,000,000)
           April 30, 2002      ($74,000,000)
           May 31, 2002        ($74,000,000)
           June 30, 2002       ($74,000,000)
           July 31, 2002       ($77,000,000)
           August 31, 2002     ($77,000,000)
           September 30, 2002  ($77,000,000)
           October 31, 2002    ($80,000,000)
           November 30, 2002   ($80,000,000)
           December 31, 2002   ($80,000,000)
           January 31, 2003    ($84,000,000)
           February 28, 2003   ($84,000,000)
           March 31, 2003      ($84,000,000)

    9.19  License Agreements.
          ------------------

        (a) Each Borrower shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except,
                                                                         ------
that, subject to Section 9.20(b) below, a Borrower may cancel, surrender or
----
release any material License Agreement in the ordinary course of the business of such Borrower; provided, that, such Borrower shall give Lender not less than
               --------  ----
thirty (30) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Lender prompt written notice of any material License Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request, (v) give Lender prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Lender (promptly upon the receipt thereof by such Borrower in the case of a notice to such Borrower, and concurrently with the sending thereof in the case of a notice from such Borrower) a copy of each notice of default and every other notice and other communication received or delivered by such Borrower in connection with any material License Agreement which relates to the right of such Borrower to continue to use the Property subject to such License Agreement, and (vi) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of any material License Agreement.

        (b) Each Borrower will either exercise any option to renew or extend the term of each material License Agreement in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Lender or give Lender prior written notice that such Borrower does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of any Borrower to extend or renew any material License Agreement, Lender shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Lender or in the name and behalf of such Borrower, as Lender shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Lender may, but shall not be required to, perform any or all of such obligations of any Borrower under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower thereunder. Any sums so paid by Lender shall constitute part of the Obligations.

    9.20  After Acquired Real Property.  If a Borrower hereafter acquires any
          ----------------------------
Real Property, fixtures or any other Property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property at any one location has a fair market value in an amount equal to or greater than $500,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Lender, or duties or obligations of Borrowers, upon Lender's request, such Borrower shall execute and deliver to Lender a mortgage, deed of trust or deed to secure debt, as Lender may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Lender and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Lender a first and only Lien and mortgage on and security interest in such Real Property, fixtures or other property (except as such Borrower would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Lender) and such other agreements, documents and instruments as Lender may require in connection therewith.

    9.21  Costs and Expenses.  Borrowers shall jointly and severally pay to
          ------------------
Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including UCC financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and Liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrowers' operations, plus a per diem charge at the rate of $750 per person per day for Lender's examiners in the field and office; and (g) the reasonable fees actually incurred and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

    9.22  Further Assurances.  At the request of Lender at any time and from
          ------------------
time to time, Borrowers shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the Liens and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of

Borrowers representing that all conditions precedent to the making of Revolving Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Revolving Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, each Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

    9.23  Capital Expenditures.  Borrowers shall not make Capital Expenditures
          --------------------
which in the aggregate, as to Borrowers and their Subsidiaries, exceed (a) $1,000,000 during fiscal year 2001 of Borrowers, (b) $8,000,000 during fiscal year 2002 of Borrowers, and (c) $12,000,000 during fiscal year 2003 of Borrowers.

    9.24  Payments of Existing Indebtedness.  Borrowers shall not make payments
          ---------------------------------
of principal, interest and rents on leased rolling stock equipment which, in the aggregate, exceed $19,000,000 during Borrowers' fiscal year 2001 and $30,500,000 in Borrowers' fiscal year 2002 (the "Permitted Payments"); provided, however,
                                                           --------  -------
that if each of the following conditions is satisfied, Borrowers may sell leased rolling stock equipment of Borrowers from time to time: (i) no Default or Event of Default exists at such time or after giving effect thereto, (ii) Excess Availability (without taking into account any Reserves) is at least $12,000,000 at the time of, and after giving effect to, such sale, and (iii) cumulative losses arising from such sales do not exceed $500,000 per year and any payments made by Borrowers in connection with such permitted sales shall not be included for purposes of determining the Permitted Payments.

    9.25  Excess Availability.  Borrowers shall maintain Excess Availability at
          -------------------
all times of at least $4,500,000.

    9.26  Brokerage Fees.  Borrowers shall pay any and all transportation and
          --------------
brokerage fees that may now or hereafter be owing to any Person as and when due, and at the request of Lender, shall cause an authorized officer of Borrowers to certify to Lender in writing from time to time that any and all such fees have been paid.

    9.27  Consultant.  Borrowers shall continue to retain PriceWaterhouseCoopers
          ----------
LLP as a consultant with respect to Borrowers' businesses.

    9.28  License Tag Reserves.  If Excess Availability (without taking into
          --------------------
account any existing Reserves on such date) is less than the amounts shown below for the applicable period, tested on a monthly basis of the last day of each month, then Lender may establish (a) Reserves for the amount of any license tag fees that are due and owing with respect to the Equipment of Borrowers and (b) Reserves in amounts equal to the estimated amounts of license tag fees that are to become due with respect to the Equipment of Borrowers divided by the number of remaining months before such due dates:

        Period                    Excess Availability
        --------------            -------------------
        June 2001                 $11,300,000
        July 2001                 $12,500,000
        August 2001               $14,000,000
        September 2001            $14,300,000
        October 2001              $14,200,000
        November 2001             $14,400,000
        December 2001             $14,300,000
        January 2002              $16,100,000

        February 2002             $16,600,000
        March 2002                $16,100,000
        April 2002                $17,100,000
        May 2002                  $17,100,000
        June 2002                 $15,100,000
        July 2002                 $16,500,000
        August 2002               $16,800,000
        September 2002            $16,400,000
        October 2002              $17,700,000
        November 2002             $17,000,000
        December 2002             $17,900,000
        January 2003              $17,900,000
        February 2003             $18,400,000
        March 2003                $17,800,000

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES
             ------------------------------

  10.1  Events of Default.  The occurrence or existence of any one or more of
        -----------------
the following events are referred to herein individually as an "Event of Default," and collectively as "Events of Default":

        (a) Any Borrower shall fail to pay any of the Obligations as and when due and payable (whether due at stated maturity, on demand, upon acceleration or otherwise) or any Borrower or any other Obligor shall fail to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements;

        (b) any representation, warranty or statement of fact made by any Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

        (c) Any Borrower shall fail or neglect to perform, keep or observe (i) any covenant contained in Sections 6.3, 6.6, 7.2, 7.6 or 9.1 through 9.28 hereof on the date that Borrowers are required to perform, keep or observe such covenant, or (ii) any covenant contained in Section 7.1 hereof within two (2) days after the date that Borrowers are required to perform, keep or observe such covenant.

        (d) Any Obligor shall fail or neglect to perform, keep or observe any covenant contained in this Agreement or in any of the other Financing Agreements (other than a covenant which is dealt with specifically elsewhere in Section
10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 10 days after the sooner to occur of any Senior Officer's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any Senior Officer; provided, however, that
                                                      --------  -------
such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 10-day period or which is a willful and knowing breach by an Obligor;

        (e) any judgment for the payment of money is rendered against any Borrower or any other Obligor in excess of $100,000 in any one case or in excess of $250,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or any other Obligor or any of their assets;

        (f) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Borrower or any other Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

        (g) Any Borrower or any other Obligor ceases to be Solvent, makes an assignment for the benefit of creditors, or makes or sends notice of a bulk transfer;

        (h) a case or proceeding under the Bankruptcy Code or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or any other Obligor or all or any part of its Properties and such petition or application is not dismissed within 60 days after the date of its filing or any Borrower or any other Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

        (i) a case or proceeding under the Bankruptcy Code or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or any other Obligor or for all or any part of its Property; or

        (j) any default by any Borrower or any other Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any Person other than Lender, or any capitalized lease obligations, contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any Person other than Lender, in any case in an amount in excess of $500,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or any other Obligor under any Material Contract, lease, license or other obligation to any Person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

        (k) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $100,000;

        (l) any Change of Control shall occur;

        (m) the indictment by any Governmental Authority, or as Lender may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower of which such Borrower or Lender receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Lender, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against such Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of
(i) any of the Collateral or (ii) any other Property of such Borrower which is necessary or material to the conduct of its business;

        (n) there shall be a material adverse change in the business, assets or prospects of any Borrower or any other Obligor after the date hereof;

        (o) there shall be an event of default under any of the other Financing Agreements; or

        (p) any default or event of default shall occur under any of the Term Lender Documents and shall not be cured within any applicable grace period thereunder.

  10.2  Remedies.
        --------

        (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or any other Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrowers of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any or all Borrowers or any other Obligor to collect the Obligations without prior recourse to any Collateral.

        (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any
                                     --------  ----
Event of Default described in Sections 10.1(h) or 10.1(i), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrowers, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by Borrowers and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers waive any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrowers waive the posting of any bond which might otherwise be required.

        (c) For the purpose of enabling Lender to exercise the rights and remedies hereunder, each Borrower hereby grants to Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Borrower) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by such Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

        (d) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrowers shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees actually incurred and legal expenses.

        (e) Without limiting the foregoing, upon the occurrence of an Event of Default, Lender may, at its option, without notice, (i) cease making Revolving Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Revolving Loans or Letter of Credit Accommodations to be made by Lender to Borrowers.

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS
             AND CONSENTS; GOVERNING LAW
             --------------------------------

  11.1  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
        ---------------------------------------------------------------------

        (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (other than the Mortgages to the extent provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Georgia (without giving effect to principles of conflicts of law); provided, however, that if any of the Collateral shall be
                   --------  -------
located in any jurisdiction other than Georgia, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Lender's Lien upon such Collateral and the enforcement of Lender's other remedies of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of the State of Georgia. Notwithstanding the foregoing provision for the notice and sale of Collateral under the law of the situs, it is the parties' intention that Georgia law control the obligations of Borrowers under the Financing Agreements and the enforcement of the same such that, for example, each Borrower agrees and acknowledges that pursuant to Georgia law it shall be liable for a deficiency judgment notwithstanding the sale of Real Property collateral under a power of sale and further that Lender may, at its election, seek a money judgment under the Financing Agreements without first exhausting all Collateral securing the Obligations thereunder.

        (b) Borrowers and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Superior Court of Cobb County, Georgia and the United States District Court for the Northern District of Georgia, Atlanta Division, whichever Lender may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under
----- --- ----------
this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrowers or their Property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrowers or their Property).

        (c) Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrowers in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrowers shall appear in answer to such process, failing which Borrowers shall be deemed in default and judgment may be entered by Lender against Borrowers for the amount of the claim and other relief requested.

        (d) EACH BORROWER AND LENDER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH BORROWER AND LENDER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        (e) Lender shall not have any liability to Borrowers (whether in tort, contract, equity or otherwise) for losses suffered by Borrowers in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

    11.2  Waiver of Notices.  Each Borrower hereby expressly waives demand,
          -----------------
presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrowers which Lender may elect to give shall entitle any Borrower to any other or further notice or demand in the same, similar or other circumstances.

    11.3  Amendments and Waivers.  Neither this Agreement nor any provision
          ----------------------
hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrowers. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

    11.4  Waiver of Counterclaims.  Each Borrower waives all rights to interpose
          -----------------------
any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

  11.5  Indemnification.  Borrowers shall jointly and severally indemnify,
        ---------------
defend and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel, except to the extent arising from Lender's gross negligence or willful misconduct. To the extent that the undertaking to indemnify, defend, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which they are permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement and is in addition to all other indemnities set forth herein and in any of the other Financing Agreements.

SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS
             --------------------------------

  12.1  Term.
        ----

        (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date two (2) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrowers may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that,
                                                               --------  ----
this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of this Agreement, Borrowers shall jointly and severally pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees actually incurred and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 12:00 noon.

        (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrowers of their respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Borrower waives any rights which it may have under Section 9-404 of the UCC to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to such Borrower, or to file them with any filing office, unless and until this Agreement is terminated in accordance with its terms and all of the Obligations paid in immediately available funds.

        (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers jointly and severally agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

--------------------------------------------------------------------------------------------
|           |          Amount                |                Period                       |
|           |          ------                |                ------                       |
|-----------|--------------------------------|---------------------------------------------|
|   (i)     |  2.0% of the Maximum Credit    |  From the date hereof to and including      |
|           |                                |  April 19, 2002                             |
|-----------|--------------------------------|---------------------------------------------|
|   (ii)    |  1.0% of the Maximum Credit    |  From April 20, 2002 to and including the   |
|           |                                |  60th day immediately prior to the end of   |
|           |                                |  the then current term                      |
|-----------|--------------------------------|---------------------------------------------|
|   (iii)   |  0.25% of the Maximum Credit   |  From the 59th day immediately prior to     |
|           |                                |  the end of the then current term through   |
|           |                                |  the last day of such term                  |
--------------------------------------------------------------------------------------------

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(h) and 10.1(i) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrowers or permit the use of cash collateral under the Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

  12.2  Interpretative Provisions.
        -------------------------

        (a) All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

        (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

        (c) All references to a Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

        (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

        (e) The word "including" when used in this Agreement shall mean "including, without limitation".

        (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender.

        (g) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrowers most recently received by Lender prior to the date hereof.

        (h) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

        (i) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

        (j) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

        (k) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

        (l) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

        (m) All references to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in this Agreement.

    12.3  Notices.  All notices, requests and demands hereunder shall be in
          -------
writing and (a) made to Lender at its address set forth below and to Borrowers at their chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

    12.4  Partial Invalidity.  If any provision of this Agreement is held to be
          ------------------
invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

    12.5  Successors.  This Agreement, the other Financing Agreements and any
          ----------
other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers and their respective successors and assigns, except that Borrowers may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrowers, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Revolving Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

    12.6  Counterparts, Etc.  This Agreement or any of the other Financing
          -----------------
Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

    12.7  Entire Agreement.  This Agreement, the other Financing Agreements, any
          ----------------
supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

    IN WITNESS WHEREOF, Lender and Borrowers have caused these presents to be duly executed, sealed and delivered on the day and year first above written.

                              BORROWERS:
                              ---------

                              TRANSIT GROUP, INC.

                              By:  /s/ Philip A. Belyew
                                  ----------------------------
                                   Philip A. Belyew, President

                              Attest:  /s/ James G. Overley
                                       ---------------------------
                                       James G. Overley, Secretary

                                         [CORPORATE SEAL]

                              Chief Executive Office:
                              ----------------------

                              2859 Paces Ferry Road
                              Suite 1740
                              Atlanta, Georgia 30339
                              Attention:  President
                              Telecopier No.: (404) 444-0246


                              TRANSIT GROUP TRANSPORTATION, LLC


                              By:  /s/ Philip A. Belyew
                                   -------------------------
                                   Philip A. Belyew, Manager

                              Chief Executive Office:
                              ----------------------

                              2859 Paces Ferry Road
                              Suite 1740
                              Atlanta, Georgia  30339
                              Attention:  Manager
                              Telecopier No.: (404) 444-0246



                   [Signatures continued on following page]

                              CARROLL FULMER & COMPANY, INC.


                              By: /s/ Philip A. Belyew
                                  -------------------------------
                                  Philip A. Belyew, President

                              Attest: /s/ James G. Overley
                                      ---------------------------
                                      James G. Overley, Secretary

                                         [CORPORATE SEAL]

                              Chief Executive Office:
                              ----------------------

                              2859 Paces Ferry Road
                              Suite 1740
                              Atlanta, Georgia  30339
                              Attention:  President
                              Telecopier No.: (404) 444-0246


                              LAND TRANSPORTATION, LLC


                              By: /s/ Philip A. Belyew
                                  -------------------------
                                  Philip A. Belyew, Manager

                              Chief Executive Office:
                              ----------------------

                              2859 Paces Ferry Road
                              Suite 1740
                              Atlanta, Georgia  30339
                              Attention: Manager
                              Telecopier No.: (404) 444-0246



                   [Signatures continued on following page]

                              LENDER:
                              ------

                              CONGRESS FINANCIAL CORPORATION
                              (SOUTHERN)


                              By:  /s/ Virginia L. Kiseljack
                                   -------------------------
                                   Virginia L. Kiseljack, Vice President

                              Address:
                              -------

                              200 Galleria Parkway
                              Suite 1500
                              Atlanta, Georgia  30339
                              Attention:  Loan Administration
                              Telecopier No.: (770) 956-8120